**AMENDED AND RESTATED**

**SENIOR SECURED COMMERCIAL PROMISSORY NOTE**

| | |
|---|---|
| **DATE OF NOTE**: | October 19, 2020 |
| **PRINCIPAL AMOUNT OF NOTE**: | $3,000,000 |
| **MATURITY DATE**: | September 30, 2022 |
| **INTEREST RATE**: | As prescribed by Section 1 herein, as adjusted |

For Value Received, **MARIMED ADVISORS, INC.**, a Delaware corporation having its principal office at 26 Ossipee Road, Newton, Massachusetts 02464 (the "Maker"), promises to pay to the order of **BEST BUDS FUNDING LLC,** having a principal address at c/o BLDG Management, 417 Fifth Ave., Suite 400, New York, NY 10016, or its successors and assigns (the "Payee"), the aggregate principal sum of Three Million ($3,000,000) Dollars, in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding (herein called the "Principal Amount") at the rate and in the manner set forth in Section 1, below, from the date of this Note until paid in full, subject to Section 6, below.

Maker herein acknowledges and expressly warrants that this transaction is not a consumer transaction and that the monies borrowed pursuant to this Note are being used solely for commercial purposes, and that no portion of the loan proceeds are to be used for personal, family, household, agricultural or consumer purposes.

This Amended and Restated Note amends, restates and replaces the Senior Secured Commercial Promissory Note made by the Maker in favor of the Payee, dated September 17, 2018 as modified on April 23, 2020 ("Original Note"), with all obligations accrued under the Original Note being subject to the terms of this Note hereafter. This Note replaces the Original Note and is subject to the terms of a Note Extension Agreement, dated of even date herewith (attached hereto as ***Exhibit A***) (the "Note Extension Agreement". In the event of any conflict between this Note and the Note Extension Agreement, the terms of this Note shall govern.

1. **PAYMENTS OF INTEREST**. Interest on the Principal Amount shall be paid monthly in arrears, with first payment due on November 30, 2020. Subject to Section 7, below, this Note shall bear interest at twelve percent (12%) per annum provided interest is timely paid monthly on or prior to the 30th of each month, or at the annual rate of fifteen (15%) if and only if interest that is not paid by the 30th of each month is paid by the end of the full calendar quarter immediately following the calendar quarter in which such monthly payments of interest were not made; and provided further that if such quarterly catchup interest payment is not made, same shall constitute an Event of Default under Section 8, below. The applicable interest rate under this Section 1 is referred to herein as the "Interest Rate." Monthly interest payments hereunder shall be made in an amount equal to one twelfth of the applicable annual Interest Rate on the Principal Amount, and shall be made as prescribed hereby until the earlier of the date the all

outstanding principal and interest under this Note has been paid in full or the Maturity Date as defined herein.

2. **PREPAYMENT.** So long as the promissory note made by the Maker to the Payee of even date herewith in the principal amount of $5,845,000 (the "October 2020 Mezzanine Note") remains outstanding, no prepayments of principal may be made under this Note. After such time as the October 2020 Mezzanine Note has been paid in full, this note may be prepaid in whole or part from time to time by the Maker in accordance with Section 3, below.

3. **APPLICATION OF PAYMENTS**. Any payments hereunder shall be applied first to accrued and unpaid interest. Interest shall be calculated on the basis of a 360-day year and accrued and paid for the actual number of days elapsed in any period for which interest is payable. Accordingly, interest accruing hereunder shall be calculated with respect to each period for which interest is accrued, shall be payable in arrears on each payment date and shall be computed on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant period for which interest is accrued. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the payment date for a given month is not a Business Day, the amounts due on the Payment Date for such month shall be due on the next succeeding Business Day. "Business Day" shall mean a day other than (a) a Saturday or Sunday, or (b) any day on which commercial banks in New York City are authorized or required by law to be closed for general banking business.

4. **MATURITY DATE.** All then outstanding Principal Amount, together with all accrued and unpaid interest thereon, and all other sums payable hereunder, shall mature and shall be due and payable to the Payee on September 30, 2022 (the "Maturity Date").

5. **GUARANTY; SECURITY INTEREST**. The obligations of the Maker under this Note are hereby guaranteed by Mari Holdings MD, LLC under the terms of the Guaranty Agreement (as defined in the Note Extension Agreement of even date herewith), the Security Agreement (as defined in the Note Extension Agreement of even date herewith), and the Pledge Agreement (as defined in the Note Extension Agreement), as deemed amended hereby and by the terms of the Note Extension Agreement.

6. **ACCELERATION; EXPENSES.** The Payee may, without any prior notice to Maker, unless applicable law requires otherwise (and in such case, after the minimum required notice has been given), accelerate the Maturity Date if an Event of Default (as defined in Section 8, below, as well as any Event of Default defined in the Hagerstown Deed of Trust or Annapolis Deed of Trust or under the October 2020 Mezzanine Note of even date herewith, any of which shall be deemed a cross-default with respect hereto) shall occur regardless of any prior forbearance. The Maker shall pay all of the costs and expenses incurred by the Payee in connection with collecting or attempting to collect any sums due under this Note or enforcing any provision of this Note or the Deeds of Trust or other security interest related hereto, including, but not limited to, attorneys' fees and disbursements and applicable statutory costs, whether incurred out of court or in litigation, including appeals and bankruptcy proceedings.

7. **DEFAULT INTEREST.**

(a) During the continuance of an Event of Default (which are those events set forth in Section 8, below, as well as those Events of Default defined in the Hagerstown Deed of Trust and Annapolis Deed of Trust) interest on the Principal Amount shall accrue at the 18% per annum ("Default Rate") until the Principal Amount, together with all accrued interest thereon, is paid in full. The foregoing shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under this Note, the Deeds of Trust, the Guaranty or any other instrument securing or evidencing the Principal Amount. All amounts evidenced hereby shall bear interest at the Default Rate from the date of maturity of this Note, by acceleration or otherwise, until paid. Any accrued and unpaid interest on this Note remaining past due for thirty (30) days or more may, at Payee's election, be added to and become part of the unpaid principal balance secured by this Note.

(b) Maker acknowledges that, in connection with any failure to timely pay all amounts due in respect of the Note on the Maturity Date, or during the time that any payment due under the Note is delinquent for more than thirty (30) days: (i) Payee's risk of nonpayment will be materially increased; (ii) Payee's ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted; (iii) Payee will incur additional costs and expenses arising from its loss of the use of the amounts due; (iv) it is extremely difficult and impractical to determine such additional costs and expenses; (v) Payee is entitled to be compensated for such additional risks, costs and expenses; and (vi) the increase from the Interest Rate to the Default Rate represents a fair and reasonable estimate of the additional risks, costs and expenses Payee will incur by reason of Maker's delinquent payment and the additional compensation Payee is entitled to receive for the increased risks of nonpayment associated with a delinquency on the Note (taking into account all circumstances existing on the date of this Note).

(c) Notwithstanding anything herein to the contrary, all agreements between the Borrower and the Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby, exceed the maximum permissible interest rate under applicable law.

8. **EVENTS OF DEFAULT.** The occurrence of any of the following events shall be deemed an "Event of Default":

(a) The Maker shall fail to pay any interest payment as prescribed by Section 1, above, or the entire outstanding principal of and interest on this Note on the Maturity Date;

(b) Any of the Marimed Companies shall be declared in default under the 2020 Mezzanine Note or shall breach any representation, warranty or covenant (subject to any prescribed cure periods specifically prescribed) under the terms of the Note Extension Agreement, this Note, the Security Agreement, the Guaranty, the Pledge Agreement, the

Hagerstown Deed of Trust, or the Annapolis Deed of Trust (as such foregoing terms are defined in the Note Extension Agreement of even date herewith).

(c) (1) The Maker shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) the Maker shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) the Maker shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) the Maker shall make a general assignment for the benefit of creditors;

(d) (1) The commencement of any proceedings or the taking of any other action against the Maker in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator, trustee or similar officer for the Maker for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (3) the issuance of a warrant of attachment, execution or similar process against any of the property of the Maker and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged;

(e) The Maker shall default with respect to any indebtedness of $500,000 or more for borrowed money (other than under this Note) if either (1) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (2) the holder of such indebtedness declares the Maker to be in default (giving effect to any applicable grace periods); or

(f) Any judgment or judgments against the Maker or any attachment, levy or execution against any of its properties for any amount in excess of $500,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of forty-five (45) days or more after its entry, issue or levy, as the case may be.

8. **WAIVER; ENFORCEMENT.** Presentment, demand notice of dishonor, notice of protest, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns. No release of any security for the indebtedness evidenced by this Note, or any portion thereof, and no alteration, amendment or waiver of any provision of this Note or of any instrument evidencing and/or securing the indebtedness evidenced by this Note made by agreement between the Payee and any other person or party shall release, discharge, modify, change or affect the liability of the Maker under this Note or under such instrument. The remedies provided the Payee in this Note and the other agreement and documents specified herein (including, but not limited to, the Guaranty, Note Extension Agreement and Deeds of Trust) shall be cumulative and concurrent,

and shall be in addition to every other right or remedy now and hereafter provided by law or equity. Such remedies may be pursued singly, successively or together against the Maker, any of the property, rights or other assets subject to the Deeds of Trust, or any other security at the option of the Payee. The failure to exercise or delay in exercising any such remedy shall not be construed as a waiver or release thereof. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever. In the event that it should become necessary to employ counsel to collect or enforce the indebtedness evidenced hereby or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including reasonable attorneys' fees and costs reasonably incurred for the services of counsel whether or not suit be brought. To the fullest extent permitted by law, the Maker hereby irrevocably waives trial by jury in any judicial proceeding brought by the Payee or the Maker involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Note, the Deeds of Trust, the Guaranty and/or the transactions contemplated hereby or thereby. To the fullest extent permitted by law, the Maker hereby irrevocably waives, in connection with any suit, action or proceeding brought by the Payee under this Note, the Deeds of Trust or the Guaranty, any and every right it may have to, (i) interpose any counterclaim therein and (ii) have the same consolidated with any other or separate suit, action or proceeding. Nothing herein contained shall prevent or prohibit the Payee from instituting or maintaining a separate action against the Maker with respect to any asserted claim.

9. **DEEDS OF TRUST.** The indebtedness evidenced by this Note is secured by the Deeds of Trust and the properties, rights and other assets and proceed thereof subject to the Deed of Trust, and is subject to all of the terms and conditions thereof. Reference is made thereto for certain rights as to acceleration of the indebtedness evidenced by this Note. Upon the occurrence of an Event of Default (as defined in the Deed of Trust), the Principal Amount and all accrued and unpaid interest thereon, and all other amounts secured by the Deed of Trust shall, at the option of the Payee, become immediately due and payable.

10. **LEGAL RATE OF INTEREST.** This Note is subject to the express condition that at no time shall the Maker be obligated or required to pay interest on the Principal Amount at a rate in excess of the maximum rate which the Maker is permitted by law to contract or agree to pay. If by the terms of this Note, the Maker at any time is required or obligated to pay interest on the Principal Amount at a rate in excess of such maximum rate, then the rate of interest hereunder shall be deemed to be reduced immediately and automatically to such maximum rate, interest payable hereunder shall be computed at such maximum rate and any prior interest payment made in excess of such maximum rate shall be immediately and automatically applied to, and shall be deemed to have been payment made in reduction of, the Principal Amount.

11. **RELATIONSHIP OF PARTIES.** The Payee shall in no event be constituted for any purpose to be a partner, joint venture or associate of the Maker or of any lessee,

operator, concessionaire or licensee of the Maker in the conduct of their respective businesses.

12. **MODIFICATION.** This Note may not be modified, amended, discharged or waived orally, but only by an agreement in writing signed by Maker and Payee.

13. **GOVERNING LAW.** This Note is delivered in and shall be governed and construed under the laws of the New York without regard to conflicts of law provisions, and, in any litigation in connection herewith, or enforcement of this Note, or any endorsement or guarantee of this Note or any security given for the payment hereof including the Deed of Trusts and Guaranty or other loan documents, Maker, and each of them, waive trial by jury and consent to confer personal jurisdiction in any court located in the State of New York, County of New York, or the United States Federal Court for the Southern District of New York. The term "Maker" shall include successors, endorsees, and assigns of the Maker. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers and shall be binding upon them, their successors and assigns.

14. **TIME IS OF THE ESSENCE.** Maker agrees that, with respect to each and every obligation and covenant of Maker contained in this Note time is of the essence.

**IN WITNESS WHEREOF THE MAKER HEREUNTO SET ITS HANDS ON THE DATE OF THIS NOTE.**

**MARIMED ADVISORS, INC.**

____________________________________
By: Jon Levine
Title: Chief Financial Officer

Address of Real
Property Collateral:

504 E 1st Street
Hagerstown, MD

2061 Generals Highway
Annapolis, MD 21401

STATE OF MASSACHUSETTS)
: ss.:
COUNTY OF MIDDLESEX)

On the 19th day of October in the year 2020 before me, the undersigned, personally appeared Jon Levine, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

______________________________
Notary Public

EXHIBIT A